Exhibit 5.1

April 30, 2018

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT 84119

Re: Registration Statement on Form S-1 (File No. 333-223032)

Ladies and Gentlemen:

We have acted as counsel to Amedica Corporation, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of 12,500 units (the “Offered Units”) at a price of $1,000 per Offered Unit, with each Offered Unit consisting of (A) one share of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Offered Preferred Stock”), with each share of Offered Preferred Stock initially convertible into a number of shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”; and the shares of Common Stock issuable upon conversion of the Offered Preferred Stock, the “Offered Conversion Shares”), as specified in the Registration Statement, and (B) a number of warrants as specified in the Registration Statement (the “Offered Warrants”), with each Offered Warrant to purchase one share of Common Stock (the shares of Common Stock issuable upon exercise of the Offered Warrants, the “Offered Warrant Shares”). The Registration Statement also relates to the offer and sale by the Company of a number of warrants as specified in the Registration Statement to be issued to the underwriter (the “Underwriter Warrants”) and the issuance of units issuable upon exercise of the Underwriter Warrants (the “Underwriter Warrant Units” and, together with the Offered Units, the “Units”). The Underwriter Warrant Units consist of (x) one share of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Underwriter Preferred Stock” and, together with the Offered Preferred Stock, the “Preferred Stock”), with each share of Underwriter Preferred Stock initially convertible into a number of shares of Common Stock as specified in the Registration Statement (the shares of Common Stock issuable upon conversion of the Underwriter Preferred Stock, the “Underwriter Conversion Shares” and, together with the Offered Conversion Shares, the “Conversion Shares”), and (y) a number of warrants as specified in the Registration Statement (the “Underlying Underwriter Warrants” and, together with the Offered Warrants, the “Warrants”), with each Underlying Underwriter Warrant to purchase one share of Common Stock (the shares of Common Stock issuable upon exercise of the Underlying Underwriter Warrants, the “Underwriter Warrant Shares” and, together with the Offered Warrants Shares, the “Warrant Shares”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. We have further assumed that the Units will be priced by the Pricing Committee established by the authorizing resolutions adopted by the Company’s Board of Directors in accordance with such resolutions. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that:

1.	The Units, when issued and delivered against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	The Warrants, when issued and delivered against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	The Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms thereof and the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), including, without limitation, the payment in full of applicable consideration, will be validly issued, fully paid and non-assessable.

4.	The shares of Preferred Stock, when issued and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

5.	The Conversion Shares, when issued upon conversion of the Preferred Stock in accordance with the Certificate of Designation of the Series B Convertible Preferred Stock and the Certificate of Incorporation, will be validly issued, fully paid and non-assessable.

6.	The Underwriter Warrants, when issued and delivered against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(a)	Our opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws).

(b)	Our opinions set forth above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(c)	Our opinions set forth above are subject to limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

(d)	For purposes of our opinions set forth above, we have assumed that the Underwriter Warrants and the Warrants will be exercised by the holders thereof immediately following the issuance thereof and that the Preferred Stock will be converted into Common Stock by the holders thereof immediately following the issuance thereof.

(e)	We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

(f)	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Our opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP